 Exhibit 99.2

Albireo Announces FDA Approval of Bylvay™ (odevixibat), the First Drug Treatment for Patients With Progressive Familial Intrahepatic Cholestasis (PFIC)

– Only once-daily drug indicated for the treatment of pruritus in PFIC –

– Commercial launch of Bylvay immediate; available for prescription in the coming days –

– Rare Pediatric Disease Priority Review Voucher issued to Albireo by the FDA –

– Company to host investor conference call on July 21 at 8:30 a.m. ET –

BOSTON, MA — July 20, 2021 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare liver disease company developing novel bile acid modulators, today announced U.S. Food & Drug Administration (FDA) approval of Bylvay (odevixibat), the first drug approved for the treatment of pruritus in all subtypes of progressive familial intrahepatic cholestasis (PFIC). Bylvay is a potent, non-systemic ileal bile acid transport inhibitor (IBATi), which does not require refrigeration and is easily administered as a once-daily capsule or opened and sprinkled onto soft foods. Albireo is launching Bylvay immediately to accelerate availability for the patients and families impacted by PFIC.

“Treating children with PFIC can be difficult and frustrating given the current treatment options. Bylvay gives us a non-surgical option and will change how we treat PFIC,” said Richard Thompson, Professor of Molecular Hepatology at King’s College London and principal investigator of PEDFIC 1 and PEDFIC 2. “With this approval, my colleagues and I now have the opportunity to revisit how PFIC patients are being managed and we are hopeful for better outcomes for these children.”

PFIC is a rare and devastating disorder affecting young children that causes progressive, life-threatening liver disease. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life. The most prominent and problematic ongoing manifestation of PFIC is pruritus, or intense itching, which often results in a severely diminished quality of life. Until now, there have been no approved drugs for PFIC. Only surgical options that include biliary diversion surgery (BDS) and liver transplantation have been available, and without them, most PFIC patients do not survive past the age of 30. There are an estimated 100,000 patients with cholestatic liver disease without an approved drug treatment. Of those patients, there are approximately 15,000 with PFIC (excluding China and India).

“Until now invasive surgery was the only approved treatment option. With the approval of Bylvay, parents may find hope in having a less invasive treatment option available,” said Emily Ventura, leader of PFIC Advocacy and Resource Network (www.pfic.org) and mother to a PFIC patient. “As a community, we experience extreme challenges and diminished quality of life for children and families with PFIC. Managing the symptoms can be extremely difficult -- the burden is unimaginable with our kids suffering physically, emotionally and developmentally.”

The approval of Bylvay was supported by data from PEDFIC 1 and PEDFIC 2, the largest, global, Phase 3 trials ever conducted in PFIC. In PEDFIC 1, a randomized, double-blind, placebo-controlled study, Bylvay met both its pruritus (p=0.004) and serum bile acid (p=0.003) primary endpoints and was well tolerated with very low incidence of diarrhea/frequent bowel movements (9.5% of treated patients vs. 5.0% of placebo patients). PEDFIC 2, a long-term, open-label Phase 3 extension study, reaffirmed Bylvay delivered sustained reductions in serum bile acids as well as improvements in pruritus assessments, growth and other markers of liver function in patients treated up to 48 weeks. Across both studies, Bylvay was well tolerated with diarrhea/frequent stools being the most common treatment-related gastrointestinal adverse events. There were no serious treatment-related adverse events.

“Bylvay is the first ever approval by the FDA of a drug developed for a pediatric cholestatic liver disease and provides a non-surgical treatment for patients living with the burden of PFIC,” said Ron Cooper, President and CEO of Albireo. “We’re humbled by the children, families and investigators whose commitment to our clinical trials will bring hope and treatment benefit for so many future patients.”

Ready for Bylvay Launch

Bylvay is expected to be packaged and shipped within the coming days. With the immediate Bylvay launch, Albireo is ready with a focus on access and reimbursement, sales promotion, and patient support. To support payor decision-making, Albireo is submitting a compelling value package with the PEDFIC, gold standard, Phase 3 data, which includes long-term data with patients on drug for over two years; natural history information; and a caregiver study to reflect the burden of PFIC.

Sales promotion will begin immediately. The Albireo and Travere Therapeutics sales representatives will rapidly cover the 60 key centers to inform them of the availability of Bylvay for the treatment of pruritis in PFIC and patient access services.

Once Bylvay is prescribed, HCPs and families will have the option to use Albireo Assist™, which is a customized patient support program built with input from patient advocates. The program features dedicated, US-based regional Care Coordinators employed by Albireo who will investigate benefits and review financial assistance options to help ensure optimal patient access. They will also proactively assist with facilitating dosing changes, lab work, refill reminders, reauthorization and other activities.

Bylvay is the first commercially available drug for Albireo in the United States. With the U.S. approval, the FDA issued a Rare Pediatric Disease Priority Review Voucher (PRV), which the Company plans to monetize. The Company had cash and cash equivalents of $186.3 million as of June 30, 2021 (unaudited) and anticipates the 2021 operating cash burn will be between $130-$135 million. Excluding any proceeds from the planned sale of the PRV, the Company believes that its cash and cash equivalents will fund its operating expenses and capital expenditure requirements into 2023, which should be sufficient to launch Bylvay and expansion beyond PFIC.

Albireo is also studying the use of Bylvay in other rare pediatric cholestatic liver diseases with the BOLD Phase 3 clinical trial in patients with biliary atresia and the ASSERT Phase 3 clinical trial in Alagille syndrome. Topline data from the ASSERT trial is expected in 2022 and the BOLD trial expected in 2024.

Conference Call

Albireo will host a conference call and webcast tomorrow, July 21, 2021 at 8:30 a.m. ET. To access the live conference call by phone, dial 877-407-0792 (domestic) or 201-689-8263 (international), and provide the access code 13720443. Live audio webcast will be accessible from the Albireo Media & Investors page ir.albireopharma.com/. To ensure a timely connection to the webcast, it is recommended that participants register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will be available for replay on the Events & Presentations section of the Albireo Media & Investors page for three months following the event.

About Bylvay (odevixibat)

Bylvay is the first drug treatment approved in the U.S. for the treatment of pruritus in all subtypes of progressive familial intrahepatic cholestasis (PFIC). A potent, once-daily, non-systemic ileal bile acid transport inhibitor, Bylvay acts locally in the small intestine. Bylvay does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population.

The recommended dosage of Bylvay is 40 mcg/kg once-daily in the morning with a meal. If there is an inadequate clinical response after three months, the dosage may be increased in 40 mcg/kg increments up to 120 mcg/kg once-daily not to exceed a total daily dose of 6 mg. The medicine can only be obtained with a prescription and treatment should be started and supervised by a doctor who has experience in the management of PFIC. For more information about using Bylvay, see the package leaflet or contact your doctor or pharmacist. For full prescribing information, visit www.bylvay.com.

The European Commission (EC) has granted marketing authorization of Bylvay in PFIC and will be available for sale in Europe following pricing and reimbursement approval. Bylvay has Orphan Designations for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis. Bylvay is being evaluated in the ongoing PEDFIC 2 open-label trial in patients with PFIC, in the BOLD Phase 3 study for patients with biliary atresia and the ASSERT Phase 3 study for Alagille syndrome.

About PFIC

Progressive familial intrahepatic cholestasis (PFIC) is a rare disorder that causes progressive, life-threatening liver disease. Patients have impaired bile flow, or cholestasis, caused by genetic mutations. The resulting bile build-up in liver cells causes liver disease and symptoms. The most prominent and problematic ongoing manifestation of the disease is pruritus, or intense itching, which often results in a severely diminished quality of life. Other symptoms include jaundice, poor weight gain and slowed growth. In many cases, PFIC leads to cirrhosis and liver failure within the first 10 years of life, and nearly all people with PFIC require treatment before age 30. Until now, there were no drugs currently approved for PFIC, only surgical options that include partial external biliary diversion (PEBD) and liver transplantation. For information on patient advocacy and disease education, check out resources from the PFIC Advocacy and Resource Network at PFIC.org and Children’s Liver Disease Foundation (CLDF) at childliverdisease.org.

About AlbireoAssist™

AlbireoAssist is designed to help patients and families access treatment with Bylvay. The program features dedicated, regional Care Coordinators to proactively assist with dosing changes, lab work, refill reminders, reauthorization and other activities. Care Coordinators will also help investigate benefits and review financial assistance options. Families with questions about AlbireoAssist and Albireo’s patient support programs should contact AlbireoAssist at albireoassist.com | 855-ALBIREO (855-252-4736) 8am-6pm ET. Families outside the U.S. should call contact medinfo@albireopharma.com | 857-378-2035.

About Albireo

Albireo Pharma is a rare disease liver company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s lead product candidate, Bylvay, was approved by the U.S. FDA as the first for the treatment of pruritus in patients with all sub-types of progressive familial intrahepatic cholestasis (PFIC), while also being developed to treat other rare pediatric cholestatic liver diseases with Phase 3 trials in Alagille syndrome and biliary atresia, as well as an Open-label Extension (OLE) study for PFIC. In Europe, Bylvay has been approved for the treatment of PFIC and has been submitted for pricing and reimbursement approval. The Company has also initiated a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies moving ahead with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans and expectations for commercializing Bylvay in the U.S. and Europe; estimates of the number of patients impacted by PFIC; expectations about Bylvay’s acceptance by healthcare practitioners to treat PFIC patients; Albireo’s plans to monetize its Rare Pediatric Disease Priority Review Voucher; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay or any other Albireo product candidate or program; the pivotal trial for Bylvay in biliary atresia (BOLD), and the pivotal trial for Bylvay in Alagille syndrome (ASSERT); the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for Bylvay in PFIC, and the BOLD and ASSERT trials; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of Bylvay of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the length of time for which Albireo’s cash resources are expected to be sufficient, and the milestones and activities to be funded with those cash resources; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in launching or commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in Bylvay in the treatment of patients with PFIC once we have launched the product may be different than observed in clinical trials, and may vary among patients; other potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com
Lisa Rivero, 617-947-0899, lisa.rivero@syneoshealth.com

Investor Contact:
Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578